EXHIBIT 3.2

                                   ARTICLES OF

                                  AMENDMENT TO

                            ARTICLES OF INCORPORATION

         1. The name of the corporation is First Security Bancorp, Inc. (the "Corporation").

         2. The Corporation has not yet issued shares and therefore shareholder action on the hereinafter set forth Amendments is not required.

         3. The hereinafter set forth Amendments to the Articles of Incorporation of the Corporation were adopted by Board of Directors of the Corporation on March 21, 2000 under and pursuant to K.R.S. 271B.10-050.

         4.       The Amendments adopted are:

         Resolved,   that   ARTICLE  VII  of  the   Corporation's   Articles  of
Incorporation is amended to read in its entirety as follows:

                                   ARTICLE VII

All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its board of directors. The number of directors shall be fixed by resolution of the board of directors from time to time, subject to the applicable provisions of the Act and the Corporation's bylaws. The directors shall be divided into three classes with each class being as nearly equal in number as possible. The term of office of the first class of directors shall be one (1) year and shall expire at the first annual meeting of the shareholders of the Corporation (or until their successors are elected and qualified); the term of the second class of directors shall be two (2) years and shall expire at the second annual meeting of shareholders of the Corporation (or until their successors are elected and qualified); and the term of the third class of directors shall be three (3) years and shall expire at the third annual meeting of the shareholders of the Corporation (or until their successors are elected and qualified).

         Beginning with the first annual meeting of shareholders of the Corporation, the term of office for each class of directors elected or re-elected to the board of directors shall be three (3) years and shall expire at the third succeeding annual meeting following their election or re-election (or until their successors are elected and qualified).

         A director may be removed without cause, but only upon the affirmative vote of the holders of not less than eighty percent (80%) of the shares of voting stock of the Corporation (voting together as a single voting group); provided, however, that such eighty percent (80%) voting requirement shall not be applicable if at the time of such vote there is no "Related Person" (as defined in ARTICLE IX herein), or, if there is a Related Person at such time, a majority of the "Continuing Directors" (as defined in ARTICLE IX herein) vote to dispense with such eighty percent (80%) voting requirement.

         Resolved, that the following new ARTICLES IX AND X are added to the Corporation's Articles of Incorporation:

                                   ARTICLE IX

(1) In addition to the requirements of any applicable statute, the affirmative vote of the holders of not less than eighty percent (80%) of the shares of voting stock of the Corporation, voting together as a single voting group, shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined), provided, however, that such eighty percent (80%) voting requirement shall not be applicable if:

                  (a) The Business Combination is solely a merger of a subsidiary of the Corporation into the Corporation under the provisions of Kentucky Revised Statutesss.271B.11-040; or

                  (b) The Business Combination is approved by a majority of the "Continuing Directors" (as hereinafter defined).

(2) For the purposes of this ARTICLE and ARTICLE X herein:

                  (a) The term "Business Combination" shall mean (1) any merger or consolidation of the Corporation or any subsidiary of the Corporation with a "Related Person" (as hereinafter defined), (2) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of "Substantial Assets" (as hereinafter defined) of the Corporation (including without limitation any voting securities of a subsidiary) or of any subsidiary of the Corporation, to a Related Person, (3) any sale, lease, exchange, transfer or other disposition of Substantial Assets of a Related Person to the Corporation or any subsidiary of the Corporation, (4) the issuance of any securities of the Corporation or any subsidiary of the Corporation to a Related Person, (5) any recapitalization of the Corporation (or any subsidiary thereof), reclassification of securities (including any reverse stock split) of the Corporation (or any subsidiary thereof), merger or consolidation of the Corporation with any of its subsidiaries, or any other transaction that would have the effect of increasing the voting power of a Related Person in the Corporation or any subsidiary thereof, (6) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation in which anything other than cash would be received by a Related Person, (7) any receipt by a Related Person of the benefit directly or indirectly, except proportionately as a shareholder of the Corporation, of any loans, advances, guaranties, pledges or other financial assistance, or any tax credits or other tax advantage provided by or through the Corporation or any of its subsidiaries, or (8) any agreement, contract or other arrangement providing for or effecting any of the transactions described in this definition of Business Combination.

                  (b) The term "Related Person" shall mean a Person (or any Associate or Affiliate thereof) (1) who owns, directly or indirectly, fifteen percent (15%) or more of the outstanding voting stock of the Corporation, or (2) who controls, is controlled by, or is under common control with, a Person who owns, directly or indirectly, or who controls, fifteen percent (15%) or more of the outstanding voting stock of the Corporation.

                  (c) The term "Control", including the terms "controlling," "controlled by" and "under common control with", shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, and the beneficial ownership of ten percent (10%) or more of any class of voting securities of a Person creates a presumption of Control.

                  (d) The term "Person" shall mean an individual or a corporation, partnership, limited liability company, registered limited liability partnership, trust, association, joint venture, pool, syndicate, association, sole proprietorship, unincorporated organization or any other form of legal entity.

                  (e) The term "Substantial Assets" shall mean more than ten percent (10%) of the fair market value of the total assets of the entity in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made.

                  (f) The term "Continuing Director" shall mean a member of the Board of Directors of the Corporation who (1) is a member of the Board of Directors of the Corporation at the time the director vote with respect to the Business Combination or "Repeal/Amendment" (as defined in ARTICLE X herein) in question is taken, (2) is not a Related Person, and (3) was (a) a member of the initial Board of Directors of the Corporation, (b) a member of the Board of Directors of the Corporation immediately prior to the time that the Related Person involved in (or present at the time of) the Business Combination or the Repeal/Amendment, which is the subject of the directors' vote, became a Related Person, or (c) designated as a Continuing Director by a majority of the then Continuing Directors within thirty (30) days after the date upon which he was first elected as a member of the Board of Directors of the Corporation.

                  (g) The term "Affiliate" means a Person who directly, or indirectly through one (1) or more intermediaries, Controls, or is controlled by, or is under common control with, a specific Person.

                  (h) The term "Associate", where used to indicate a relationship with any Person, means:

                           (a)      Any corporation or  organization  (other
than the Corporation or a subsidiary) of which said Person is an officer, director or the beneficial owner of ten percent (10%) or more of any class of equity securities;

                           (b)      Any trust or other  estate in which such
Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and

                           (c)      Any relative or spouse of such Person, or
any relative of such spouse,any one (1)of whom has the same home as such Person.

                                    ARTICLE X

(1) The provisions of ARTICLE VII, ARTICLE IX and ARTICLE X of these Articles of Incorporation may not be repealed or amended ("Repeal/Amendment") in any respect, unless (in addition to the requirements of any applicable statute) such action is approved by the affirmative vote of the holders of not less than eighty percent (80%) of the shares of voting stock of the Corporation (voting together as a single voting group), provided, however, that such eighty (80%) voting requirement shall not be applicable if:

                  (a) At the time such Repeal/Amendment is approved by the Board of Directors of the Corporation and at the time such Repeal/Amendment is voted upon by the shareholders of the Corporation, there is no Related Person (as defined in ARTICLE IX herein); or

                  (b) In the event there is a Related Person at the time such Repeal/Amendment is approved by the Board of Directors of the Corporation, the Repeal/Amendment is, or has been, approved by a majority of the Continuing Directors (as defined in ARTICLE IX herein).

         IN WITNESS WHEREOF, the Corporation has caused its named to be subscribed by and through its President, Julian E. Beard, this 21st day of March, 2000.

                                             FIRST SECURITY BANCORP, INC.


                                           By:____/s/Julian E. Beard___________
                                                 Julian E. Beard, President


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